UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 4, 2004

VIVUS, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER: 0–23490

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	94–3136179 (I.R.S. EMPLOYER IDENTIFICATION NO.)

1172 CASTRO STREET MOUNTAIN VIEW, CA (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES	94040 (ZIP CODE)

(650) 934–5200
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Effective November 3, 2004, VIVUS, Inc. has appointed Lori E. Forrest, CPA, as Interim Principal Financial and Principal Accounting Officer until such time as a Chief Financial Officer is employed by VIVUS. Ms. Forrest, age 38, has been employed by VIVUS since June 1997 in a variety of accounting positions, most recently as Corporate Controller. Prior to joining VIVUS, Ms. Forrest was employed by Borden, Inc. as a Senior Auditor from April 1996 to May 1997. From August 1988 to April 1996 she served in several accounting positions for Carter Wallace, Inc. Ms. Forrest received a B.S. in Business Economics from Cook College, Rutgers University. She received her C.P.A. license from the state of New Jersey in March 1993. Ms. Forrest will be provided with VIVUS’ standard indemnification agreement for officers of the Company, which provides, among other things, that VIVUS will indemnify Ms. Forrest, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by her in connection with actions or proceedings to which she may be a party as a result of her position as an officer, employee, agent or fiduciary of the Company, and otherwise to the full extent permitted under the Company’s bylaws and Delaware law.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 4, 2004

VIVUS, INC.

/s/ LELAND F. WILSON Leland F. Wilson President and Chief Executive Officer